Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
JUDITH M. CORTINA (813) 209-0647

MARITRANS INC. ANNOUNCES PRELIMINARY SECOND QUARTER 2006
OPERATING DATA
SCHEDULES SECOND QUARTER 2006 EARNINGS RELEASE AND CONFERENCE CALL
     TAMPA, FL — July 10, 2006 — Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced preliminary operating data for the second quarter of 2006. This operating data may differ from the Company’s actual second quarter operating data and may not be predictive of the Company’s financial results for the second quarter, which are expected to be announced on Tuesday, August 1, 2006.
PRELIMINARY SECOND QUARTER 2006 OPERATING DATA

				YTD June	YTD June
Metric	2Q06	2Q05	1Q06	2006	2005
Revenue days	1,127	1,117	1,144	2,271	2,223
Vessel days out of service for maintenance and capital projects, including barge rebuilding	140	154	108	248	299
Days idle in the spot clean product fleet	52	7	80	132	12
Days idle in the spot grain service fleet	49	NA	0	49	NA
Hurricane days lost — Revenue days lost to named storms in the period	2	5	0	2	5
Available days, the number of days the vessels were not out of service for maintenance or other operational requirements	1,308	1,203	1,307	2,615	2,392
Fleet utilization, calculated as total revenue days divided by total vessel calendar days	77.5%	81.8%	79.5%	78.5%	81.8%
Lightering fleet volumes (Mil BBLS)	21.0	26.8	23.9	45	54
Total volumes (Mil BBLS)	40.7	44.4	43.6	84	90
Fuel cost, using MDO Bunker Houston as indicative benchmark($/Mton)[1]	569	478	548	559	446
Spot market AR rates (2006 terms)	268	252	264	266	242

1-Clarksons Research Services

Commenting on the Company’s preliminary second quarter 2006 operating data, Jonathan Whitworth, Chief Executive Officer, said, “During the second quarter the Gulf Coast refineries, as anticipated, have come back on-line. We had previously noted the unusually high periods of refinery out of service time in the first half of the year due to maintenance turnarounds, retooling to produce ultra low sulfur diesel, as well as a number of refinery outages from the 2005 hurricane season. As a result of more refinery output being produced and available to move, combined with strong product demand, the Company’s idle time in the spot clean fleet declined from the first quarter of 2006, but was higher than in the second quarter of 2005. During the second quarter, rates in the US Jones Act spot market remained stable compared to the first quarter of 2006, although higher fuel costs have reduced the net margins in that trade.”
Mr Whitworth continued, “For the remainder of 2006, we expect spot market rates to increase as a result of continued strong product demand in the markets the Company serves and the lower supply of Jones Act vessels. In the Company’s Delaware River lightering operation, refinery maintenance at one Delaware River refinery, as well as changes in the crude oil sourcing patterns of two lightering customers, resulted in lightering volumes that were lower than the first quarter of 2006 and the second quarter of 2005. We expect less Delaware River refinery maintenance activity in upcoming quarters, and are working with our customers towards increasing our lightering fleet volume. The vessel Allegiance, which we anticipated could be idle for two full months, experienced 49 idle days in the quarter before embarking on a grain cargo from Corpus Christi to Port Sudan, which will occupy the vessel until mid to late August.”
SECOND QUARTER 2006 EARNINGS RELEASE AND CONFERENCE CALL
     The Company also announced that it will release its second quarter 2006 earnings on the afternoon of Tuesday, August 1, 2006. Maritrans’ management will host an investor conference call on Wednesday, August 2, 2006, at 9:00 a.m. eastern time to discuss the results. To access the conference call, dial (800) 732-8451. Following the teleconference, a replay of the call may be accessed by dialing (800) 633-8284 and entering the reservation number 21299278. The replay will be available from 11:00 a.m. eastern time on Wednesday, August 2, 2006 to 11:00 a.m. eastern time on Wednesday, August 16, 2006. The conference call will also be webcast live on Maritrans’ website, www.maritrans.com, and a replay will be available on the site immediately following the call through Wednesday, August 16, 2006.
ABOUT MARITRANS
     Maritrans Inc. is a U.S.-based company with a 78-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans employs a fleet of tug/barge units and tankers. One of these vessels, our tanker Allegiance, was redeployed in December 2005 to the transportation of non-petroleum cargo. Approximately 69 percent of our oil carrying fleet capacity is double-hulled. Our current oil carrying fleet capacity aggregates approximately 3.6 million barrels, 72 percent of which is barge capacity. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area.
SAFE HARBOR STATEMENT
     Certain statements in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to present or anticipated utilization, future revenues and customer relationships, capital expenditures, future financings, and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from any future results, levels of activity, growth, performance, earnings per share or achievements expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may,’’ ''seem,’’ ''should,’’ ''believe,’’ ''future,’’ ''potential,’’ ''estimate,’’ ''offer,’’ ''opportunity,’’ ''quality,’’ ''growth,’’ ''expect,’’ ''intend,’’ ''plan,’’ ''focus,’’ ''through,’’ ''strategy,’’ ''provide,’’ ''meet,’’ ''allow,’’ ''represent,’’ ''commitment,’’ ''create,’’ ''implement,’’ ''result,’’ ''seek,’’ ''increase,’’ ''establish,’’ ''work,’’ ''perform,’’ ''make,’’ ''continue,’’ ''can,’’ ''will,’’ ''include,’’ or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus supplement. The forward-looking statements are subject to a number of risks and uncertainties and include the following: demand for, or level of consumption of, oil and petroleum products; future spot market charter rates; ability to attract and retain experienced, qualified and skilled crewmembers; competition that could affect our market share and revenues; risks inherent in marine transportation; the cost and availability of insurance coverage; delays or cost overruns in the building of new vessels, the double-hulling of our remaining single hulled vessels and scheduled shipyard maintenance; decrease in demand for lightering services; environmental and regulatory conditions; reliance on a limited number of customers for revenue; the continuation of federal law restricting United States point-to-point maritime shipping to US vessels (the Jones Act); asbestos-related lawsuits; fluctuating fuel prices; high fixed costs; capital expenditures required to operate and maintain a vessel may increase due to government regulations; reliance on unionized labor; federal laws covering our employees that may subject us to job-related claims; and significant fluctuations of our stock price. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this news release completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this news release. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.
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